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PRICING SUPPLEMENT                                   Filing under Rule 424(b)(3)
                                                              File No. 33-60271


                           PROSPECTUS SUPPLEMENT NO. 3
                               DATED JUNE 27, 1997
                        TO PROSPECTUS DATED JUNE 30, 1995

                       VIRGINIA ELECTRIC AND POWER COMPANY
                  MEDIUM-TERM NOTES, SERIES F - FIXED RATE NOTE
                DUE FROM 9 MONTHS TO 30 YEARS FROM DATE OF ISSUE


PRESENTING AGENT: GOLDMAN, SACHS & CO.
ACTING AS:   AGENT (X)   PRINCIPAL ( )

IF ACTING AS PRINCIPAL, NOTES WI LL BE RESOLD TO THE PUBLIC AT:
                                        ( ) A FIXED PRICE OF 100% OF PRINCIPAL
                                        ( ) VARYING PRICES BASED ON MARKET RATES

IF ACTING AS AGENT, NOTES WILL BE SOLD AT 100% OF PRINCIPAL

         Prinicpal Amount:.........................................$ 20,000,000
         Presenting Agent's Commission:............................$     50,000
         Net Proceeds to the Company:..............................$ 19,950,000
         Interest Rate:............................................        6.35%
         Original Issue Date:......................................    07/02/97
         Stated Maturity:..........................................    07/02/99
         Specified Currency (U.S. Dollars unless noted):...........
         Authorized Denominations (if other than U.S. $1,000
                   and integral multiples thereof):................
         Initial Redemption Date:..................................
         Initial Redemption Percentage:............................
         Annual Redemption Percentage Reduction:...................
         Limitation Date:..........................................
         Refunding Rate:...........................................
         Interest Payment Dates (if other than January 1
                   and July 1 of each year):.......................
         Additional Terms (if any):................................




(X) BOOK ENTRY NOTE                                 ( ) CERTIFICATED NOTE